Exbibit 5.1
Harney Westwood & Riegels 14th Floor, Alexandra House 18 Chater Road Central Hong Kong Tel: +852 5806 7800 Fax: +852 5806 7810

14 May 2026

raymond.ng@harneys.com

+852 5806 7883

063874-0002-RLN

OBOOK Holdings Inc.

9F., No. 28 Wencheng Rd., Beitou Dist.

Taipei City 112, Taiwan

Republic of China

Dear Sir or Madam

OBOOK Holdings Inc., Company No. 255200 (the Company)

We are lawyers qualified to practise in the Cayman Islands and have acted as Cayman Islands legal advisers to the Company in connection with the Company’s registration statement on Form F-1 (the Registration Statement), including all amendments or supplements thereto, and the accompanying prospectus (the Prospectus) filed with the Securities and Exchange Commission (the Commission) under the United States Securities Act of 1933, as amended (the Securities Act), relating to the resale from time to time by the Selling Shareholder (as defined in the Registration Statement) of up to 12,350,340 Class A Common Shares (as defined below) (the Resale Shares).

We are furnishing this opinion as Exhibit 5.1 to the Registration Statement.

For the purposes of giving this opinion, we have examined the Documents (as defined in Schedule 1) which we regard as necessary in order to issue this opinion. We have not examined any other documents, official or corporate records or external or internal registers and have not undertaken or been instructed to undertake any further enquiry or due diligence in relation to the transaction which is the subject of this opinion.

In giving this opinion we have relied upon the assumptions set out in Schedule 2 which we have not independently verified.

Based solely upon the foregoing examinations and assumptions and upon such searches as we have conducted and having regard to legal considerations which we deem relevant, and subject to the qualifications set out in Schedule 3, we are of the opinion that under the laws of the Cayman Islands:

The British Virgin Islands is Harneys Hong Kong office's main jurisdiction of practice.

Jersey legal services are provided through a referral arrangement with Harneys (Jersey) which is an independently owned and controlled Jersey law firm.

Resident Partners: M Chu | Y Fan | SG Gray | IC Groark | SO Karolczuk | PM Kay | MW Kwok WPT Lee | IN Mann | BP McCosker | R Ng | PJ Sephton

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Anguilla | Bermuda | British Virgin Islands Cayman Islands | Cyprus | Dubai | Hong Kong | Jersey London | Luxembourg | Shanghai | Singapore harneys.com

Existence and Good Standing. The Company is a company duly incorporated with limited liability, and is validly existing and in good standing under the laws of the Cayman Islands. The Company is a separate legal entity and is subject to suit in its own name.

Authorised Share Capital. Based on our review of the M&A (as defined in Schedule 1), the share capital of the Company is US$1,000,000 divided into (i) 924,000,000 class A common shares with nominal or par value of US$0.001 each (the Class A Common Shares); (ii) 75,000,000 class B common shares with nominal or par value of US$0.001 each; and (iii) 1,000,000 class A preferred shares with nominal or par value of USD0.001 each.
3
Valid Issuance of Class A Common Shares and Sale of Resale Shares. The allotment and issuance of the Class A Common Shares (upon conversion of the Notes (as defined in the Registration Statement) and the Warrant (as defined in the Registration Statement)) as contemplated by the Registration Statement have been duly authorised and the Class A Common Shares will, when allotted, issued and fully paid for in accordance with the Registration Statement, and when the relevant shares in the name of the Selling Shareholder is updated in the register of members of the Company, be validly issued, fully paid and non-assessable. In relation to the Resale Shares to be sold by the Selling Shareholder, when such shares are allotted, issued and fully paid for in accordance with the Registration Statement, there will be no further obligation on the holders of any of the Resale Shares to make any further payment to the Company in respect of such Resale Shares.
4
Cayman Islands Law. The statements under the caption “Description of Share Capital”, “Enforcement of Civil Liabilities” and “Legal Matters” in the Prospectus, to the extent that they constitute statements of Cayman Islands law, are accurate in all material respects as at the date of this opinion and such statements constitute our opinion.

This opinion is confined to the matters expressly opined on herein and given on the basis of the laws of the Cayman Islands as they are in force and applied by the Cayman Islands courts at the date of this opinion. We have made no investigation of, and express no opinion on, the laws of any other jurisdiction. Except as specifically stated herein, we express no opinion as to matters of fact.

In connection with the above opinion, we hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference made to this firm in the Registration Statement under the headings “Description of Share Capital”, “Enforcement of Civil Liabilities” and “Legal Matters” and elsewhere in the Prospectus. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the Rules and Regulations of the Commission thereunder.

This opinion is limited to the matters referred to herein and shall not be construed as extending to any other matter or document not referred to herein.

This opinion shall be construed in accordance with the laws of the Cayman Islands.

Yours faithfully
/s/ Harney Westwood & Riegels
Harney Westwood & Riegels

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Schedule 1

List of Documents and Records Examined

1
A copy of the certificate of incorporation of the Company dated 20 April 2011.
2
A copy of the third amended and restated memorandum and articles of association of the Company adopted by a special resolution passed and effective on 19 September 2025 (the M&A).
3
A copy of the register of directors of the Company provided to us on 7 May 2026.
4
A copy of the written resolutions of the board of directors of the Company dated 2 April 2026 (the Resolutions).
5
A copy of the certificate of good standing in respect of the Company issued by the Registrar of Companies of the Cayman Islands dated 7 May 2026.
6
A copy of the certificate of incumbency issued by Gold-In (Cayman) Co., Ltd., the registered office provider of the Company, dated 8 May 2026.
7
A copy of the certificate from a director of the Company dated 13 May 2026, a copy of which is attached hereto (the Director’s Certificate).
8
The Register of Writs and other Originating Process of the Grand Court of the Cayman Islands (the Court Register) via a digital system made available through the Grand Court of the Cayman Islands from the incorporation date of the Company to 13 May 2026 (the Court Search Date).
9
The Registration Statement filed with the Commission on 14 May 2026.

1 to 8 above are collectively referred to in this opinion as the Corporate Documents. The Corporate Documents and the Registration Statement are collectively referred to in this opinion as the Documents.

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Schedule 2

Assumptions

1
Authenticity of Documents. All copies of Documents provided to us are true and complete copies of the originals.
2
Corporate Documents. All matters required by law to be recorded in the Corporate Documents are so recorded, and all corporate minutes, resolutions, certificates, documents and records which we have reviewed are accurate and complete, and all facts expressed in or implied thereby are accurate and complete.
3
Director’s Certificate. The contents of the Director’s Certificate are true and accurate as at the date of this opinion and there is no information not contained in the Director’s Certificate that will in any way affect this opinion.
4
No Steps to Wind-up. The directors and shareholders of the Company have not taken any steps to have the Company struck off or placed in liquidation, no steps have been taken to wind up the Company and no receiver has been appointed over any of the property or assets of the Company.
5
Resolutions. The Resolutions have been duly executed by or on behalf of the board of directors then, and the signature(s) and initial(s) thereon are those of a person or persons in whose name the Resolutions have been expressed to be signed. The Resolutions remain in full force and effect.
6
Unseen Documents. Save for the Documents provided to us there are no resolutions, agreements, documents or arrangements which materially affect, amend or vary the transactions envisaged in the Registration Statement.
7
Solvency. The Company was on the date of this opinion able to pay its debts as they became due, and issuing the Securities as contemplated by the Registration Statement will not cause the Company to become unable to pay its debts as they fall due.

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Schedule 3

Qualifications

1
Foreign Statutes. We express no opinion in relation to provisions making reference to foreign statutes in the Registration Statement.
2
Commercial Terms. Except as specifically stated herein, we make no comment with respect to any representations and warranties which may be made by or with respect to the Company in any of the documents or instruments cited in this opinion or otherwise with respect to the commercial terms of the transactions the subject of this opinion.
3
Meaning of Non-Assessable. In this opinion the phrase non-assessable means, with respect to the issuance of Resale Shares, that a shareholder shall not, in respect of the relevant shares, have any obligation to make further contributions to the assets of the relevant company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).
4
Good Standing. The Company shall be deemed to be in good standing at any time if all fees (including annual filing fees) and penalties under the Law have been paid and the Registrar of Companies of the Cayman Islands has no knowledge that the Company is in default under the Law.
5
Court Search. The search of the Court Register has been undertaken on a digital system made available through the Grand Court of the Cayman Islands, and through inadvertent errors or delays in updating such digital system (and/or the Court Register from which the digital information is drawn) may not constitute a complete record of all proceedings as at the Court Search Date and in particular may omit details of very recent filings. The search of the Court Register would not reveal, amongst other things, any writ, originating summons, originating motion, petition (including any winding-up petition), counterclaim or third party notice (Originating Process) filed with the Grand Court of the Cayman Islands which, pursuant to the rules of the Grand Court of the Cayman Islands or best practice of the Clerk of the Courts’ office, should have been entered in the Court Register but was not in fact entered in the Court Register (properly or at all), or any Originating Process which has been placed under seal or anonymised (whether by order of the Court or pursuant to the practice of the Clerk of the Courts’ office).

Economic Substance. We have undertaken no enquiry and express no view as to the compliance of the Company with the International Tax Co-operation (Economic Substance) Act (2026 Revision).

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Annex

Director’s Certificate

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OBOOK Holdings Inc.

incorporated in the Cayman Islands

Company No. 255200

(the Company)

Director’s Certificate

This certificate is given by the undersigned in his/her capacity as a duly authorised director of the Company to Harney Westwood & Riegels in connection with a legal opinion in relation to the Company (the Legal Opinion). Capitalised terms used in this certificate have the meaning given to them in the Legal Opinion.

1
Harney Westwood & Riegels may rely on the statements made in this certificate as a basis for the Legal Opinion.
2
I, the undersigned, am a director of the Company duly authorised to issue this certificate. Under the constitutional documents of the Company, the business and affairs of the Company are conducted by the board of directors of the Company.
3
I, the undersigned, confirm in relation to the Company that:
(a)
the third amended and restated memorandum and articles of association of the Company adopted by a special resolution passed and effective on 19 September 2025 remain in full force and effect and are otherwise unamended;
(b)
the unanimous written resolutions of the board of directors of the Company dated 2 April 2026 were executed by all the directors of the Company in the manner prescribed in the articles of association of the Company, the signatures and initials thereon are those of a person or persons in whose name the resolutions have been expressed to be signed, are in full force and effect at the date hereof and have not been amended, varied or revoked in any respect; and
(c)
there is no contractual or other prohibition (other than as arising under Cayman Islands law) binding on the Company prohibiting it from allotting and issuing the securities referred to in the Legal Opinion.

You may assume that all of the information in this certificate remains true and correct unless and until you are notified otherwise in writing.

[Signature page to follow]

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/s/ Chun-Kai Wang	May 13, 2026
Chun-Kai Wang Director	Date

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